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                                                                   EXHIBIT 23.1


                        CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Dayton Hudson Corporation Supplemental Retirement, Savings, and Employee Stock Ownership Plan of our reports (a) dated March 3, 1997, with respect to the consolidated financial statements of Dayton Hudson Corporation incorporated by reference in its Annual Report (Form 10-K) for the year ended February 1, 1997 and the related financial statement schedule included therein, and (b) dated March 14, 1997, with respect to the financial statements and schedules of the Dayton Hudson Corporation Supplemental Retirement, Savings, and Employee Stock Ownership Plan included in the Plan's Annual Report (Form 11-K) for the year ended December 31, 1996, both filed with the Securities and Exchange Commission.

                                                   /s/ Ernst & Young LLP


Minneapolis, Minnesota
May 19, 1997